Exhibit 10.6

Execution Version

September 19, 2021

RE:	SUBSCRIPTION AGREEMENT

This letter agreement (this “Letter Agreement”) is made as of September 19, 2021, by and among CARTESIAN GROWTH CORPORATION, an exempted company limited by shares incorporated under the laws of the Cayman Islands (whose name is expected to change to Alvarium Tiedemann Capital, Inc. and whose jurisdiction of registration will be changed from the Cayman Islands to the State of Delaware pursuant to a domestication upon the closing of the Transaction (as defined below)) (the “Issuer”), and ILWADDI CAYMAN HOLDINGS (the “Investor”).

WHEREAS, the Issuer and the Target Companies (as defined below) intend to enter into that certain business combination (the “Transaction”), pursuant to the Business Combination Agreement, dated as of September 19, 2021, by and among the Issuer, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” each a “Target Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”); and

WHEREAS, in connection with the transactions contemplated hereby and in consideration of the Investor’s performance of its obligations described herein and the obligations described in the Subscription Agreement attached as Exhibit A hereto, dated as of September 19, 2021, between the Issuer and the Investor (the “Subscription Agreement”; capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Subscription Agreement), the Issuer has agreed to issue to the Investor, on the closing date of the Transaction (the “Closing Date”), 100,000 shares of Class A common stock of the Issuer (as adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof, the “Fee Shares”) pursuant to, and in accordance with, the terms and conditions hereunder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. On the Closing Date, and (a) contingent upon and concurrently with the closing of the Transaction and (b) conditioned on the fulfillment of the Investor’s obligations under the Subscription Agreement, the Issuer shall issue to the Investor the Fee Shares.

2. The Investor hereby (i) represents and warrants to the Issuer and acknowledges and agrees with the Issuer as set forth in Section 2.1 of the Subscription Agreement, to the same extent as if it were “Subscriber” thereunder, and (ii) agrees to provide to the Issuer a completed investor questionnaire in the form of Schedule I to the Subscription Agreement prior to execution of this Letter Agreement.

3. The Issuer hereby represents and warrants to the Investor and acknowledges and agrees with the Investor as set forth in Section 2.2 of the Subscription Agreement.

4. The terms of Section 4 of the Subscription Agreement with respect to registration rights are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

5. This Letter Agreement and the Subscription Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6. In the event that the closing of the Transaction does not occur for any reason, this Letter Agreement shall be terminated with no further force or effect.

7. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Letter Agreement.

8. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address set forth in the Subscription Agreement or to such other address or addresses as such person may hereafter designate by notice given hereunder.

9. Neither this Letter Agreement nor any rights that may accrue to the undersigned hereunder may be transferred or assigned.

10. This Letter Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

11. Except as otherwise provided herein, this Letter Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

12. If any provision of this Letter Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Letter Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

13. This Letter Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

14. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

15. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any New York State court or Federal court of the United States of America sitting in New York City in the Borough of Manhattan (the “Chosen Courts”), in connection with any matter based upon or arising out of this Letter Agreement. Each party hereof hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereof hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(a) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(j), a party hereof may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREOF WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS LETTER AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT. FURTHERMORE, NO PARTY HEREOF SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first written above.

CARTESIAN GROWTH CORPORATION

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Office

[Signature Page to Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed as of the date first written above.

INVESTOR:

ILWADDI CAYMAN HOLDINGS

By:	/s/ HE Sheikh Jassim Abdulaziz J.H. Al-Thani
Name:	HE Sheikh Jassim Abdulaziz J.H. Al-Thani
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

Exhibit A

Subscription Agreement

See attached.